May 21, 2019 Amendment
to that certain
Secured Promissory Note As Amended and Restated

On December 28, 2017, Norris Industries, Inc. (formerly known as International Western Petroleum, Inc.) (the "Company") entered into a Secured Promissory Note as Amended and Restated (the "Loan Note") in the loan amount of $1,550,000 with JBB Partners (the "Holder"), which Loan Note was due and payable together with interest on December 28, 2018 the one year anniversary of the making of the Loan Note.

The Company and the Holder, by this amendment (the May 2019 Amendment") hereby extent the Maturity Date, as described in the Loan Note to be September 30, 2020, and provide that the interest due on the principle balance will accrue to the revised maturity date of September 30, 2020.

In all other respects the terms of the Loan Note remain unchanged. Terms not defined herein have the meanings set forth in the Loan Note.

IN WITNESS WHEREOF, the Borrower has executed this modification to the Loan Note as of May 21, 2019.

NORRIS INDUSTRIES, INC.

By: ______________________

Name: Patrick Norris
Title: Chief Executive Officer

Agreed and Accepted this _21st_ day
of May 2019

JBB Partners

By: ______________________
Name: Patrick Norris
Title: Authorized Signatory for the Partnership